Exhibit 1.1

Joint Filing Agreement

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Amendment No. 5 to the Statement on Schedule 13D, and any subsequent amendments thereto, to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated: July 23, 2012

CDRS ACQUISITION LLC

By:	/s/ Kenneth A. Giuriceo
Name: Kenneth A. Giuriceo
Title: Executive Vice President and Secretary

CLAYTON, DUBILIER & RICE FUND VII, L.P.

By:	CD&R Associates VII, Ltd., its general partner

	By:	/s/ Kevin J. Conway
Name: Kevin J. Conway
Title: Vice President, Secretary and Assistant Treasurer

CD&R ASSOCIATES VII, LTD.

By:	/s/ Kevin J. Conway
Name: Kevin J. Conway
Title: Vice President, Secretary and Assistant Treasurer

CD&R ASSOCIATES VII, L.P.

By:	CD&R Investment Associates VII, Ltd., its general partner

	By:	/s/ Kevin J. Conway
Name: Kevin J. Conway
Title: Vice President, Secretary and Assistant Treasurer

CD&R INVESTMENT ASSOCIATES VII, LTD.

	By:	/s/ Kevin J. Conway
Name: Kevin J. Conway
Title: Vice President, Secretary and Assistant Treasurer

CD&R PARALLEL FUND VII, L.P.

By:	CD&R Parallel Fund Associates VII, Ltd., its general partner

	By:	/s/ Kevin J. Conway
Name: Kevin J. Conway
Title: Vice President, Secretary and Assistant Treasurer

CD&R PARALLEL FUND ASSOCIATES VII, LTD.

	By:	/s/ Kevin J. Conway
Name: Kevin J. Conway
Title: Vice President, Secretary and Assistant Treasurer